Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-120878) on Form S-8 of our report dated June 29, 2026, with respect to the financial statements and the supplemental schedule of
Mosaic Investment Plan.
/s/ KPMG LLP

Houston, Texas
June 29, 2026